                                                                  EXHIBIT (C)(2)
     Confidential


Project Northface

PRESENTATION TO THE BOARD OF DIRECTORS

May 7, 2000




                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE

Table of Contents

     1   EXECUTIVE SUMMARY

     2   OVERVIEW OF VAIL
         A.  Summary of Vail Market Information
         B.  Summary Valuation Analysis of Vail

         APPENDIX
         A.  Weighted Average Cost of Capital
         B.  Precedent Transactions and Premiums Analysis
         C.  Vail Comparable Company Analysis

                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE

Confidential Material Presented to the Board of Directors of Vail



     The following pages contain material provided to the Board of Directors of Vail in the context of a meeting held to consider a proposed transaction in which Northface would acquire Vail. The accompanying material was compiled or prepared on a confidential basis for use by the Board of Directors and not with a view toward public disclosure under state or federal securities laws. The basic information utilized in preparing this study was obtained from Vail and other public sources. Any estimates and projections for Vail contained herein have been prepared with the assistance of management, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Board of Directors, which is familiar with the business and affairs of Vail, and was not prepared to comply with the disclosure standards set forth under state and federal securities laws, none of Vail or Salomon Smith Barney Inc. or any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board of Directors of Vail. Neither Vail nor Salomon Smith Barney Inc. undertakes any obligation to update or otherwise revise the accompanying materials.


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                                                     ---------------------------

                                                               PROJECT NORTHFACE

1    EXECUTIVE SUMMARY


                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE
Summary of Key Terms



      Term                               Summary Description
     Transaction Structure                     .  Two-step merger (cash tender offer followed by a merger) in which a wholly owned
                                                  U.S. subsidiary (the "Merger Sub") of Northface will merge with and into Vail (the
                                                  "Surviving Corporation")
------------------------------------------------------------------------------------------------------------------------------------
     Tender Offer                              .  The Merger Sub will make a tender offer to purchase (i) any and all of the shares of Vail Common Stock and (ii) any and all of the shares of Vail Series A Preferred
                                                  Stock
------------------------------------------------------------------------------------------------------------------------------------
     Conditions of the Tender Offer            .  More than 50% of the Common Stock must tender on a fully diluted basis. Vail shares already owned by Northface and the Merger Sub (approximately 8.3% of fully diluted shares outstanding) will count toward the 50% condition

                                               .  Expiration of the HSR waiting period or any other waiting periods under applicable foreign laws

                                               .  Expiration of any applicable review process under the Exon-Florio Act

                                               .  No Material Adverse Change shall have occurred
------------------------------------------------------------------------------------------------------------------------------------
     Purchase Price                            .  $60.00 per share of Vail Common Stock

                                               .  $62.14 per share of Vail Preferred Stock
------------------------------------------------------------------------------------------------------------------------------------
     Termination Fee                           .  Approximately 3% of Vail's equity value based on the offer price
------------------------------------------------------------------------------------------------------------------------------------
     Non-Solicitation                          .  Customary non-solicitation covenants
------------------------------------------------------------------------------------------------------------------------------------
     Retention and Incentive Plan              .  Prior to the first scheduled expiration of the tender offer, Northface and Vail shall discuss and explore mutually agreeable retention and incentive plans with respect to the employees and officers of Vail and its subsidiaries, to be adopted prior to the consummation of the tender offer and effective immediately after consummation of the merger
------------------------------------------------------------------------------------------------------------------------------------
     Options                                   .  Options to be monetized in accordance with the terms set forth in the Merger
                                                  Agreement
------------------------------------------------------------------------------------------------------------------------------------

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                                                    ----------------------------

                                                               PROJECT NORTHFACE
Premium Analysis




 (Dollars in millions, except per share data)                                                Offer Price
                                                            Vail                  ----------------------------------
                                                            Data                              $60.00
--------------------------------------------------------------------------------------------------------------------

 Market Prices                                                                        Premium (Discount) to Market
   Market (May 05, 2000)                                    $35.94                             67.0%
   5 Trading Days Average                                    34.66                             73.1
   20 Trading Days Average                                   31.83                             88.5
   40 Trading Days Average                                   40.12                             49.6
   60 Trading Days Average                                   50.21                             19.5
--------------------------------------------------------------------------------------------------------------------
 Market Capitalization                                                                       $4,951
 Equity Value (a)                                                                             6,184
 Firm Value (b)                                                                               6,375
--------------------------------------------------------------------------------------------------------------------
 Revenues                                                                               Firm Value/Revenues
   1999A                                                    $258.3                             24.7x
   LQA (c)                                                   324.4                             19.7
   2000E (d)                                                 415.3                             15.4
   2001E (d)                                                 706.0                              9.0
--------------------------------------------------------------------------------------------------------------------


---------------------------------
(a) Based on 108.5 million fully diluted shares (assuming conversion of convertible preferred shares and vesting of all options) and option proceeds of $326 million.

(b) Net debt of $191 as of March 31, 2000, which is comprised of $1,104 debt less $849 of cash less an investment in unconsolidated subsidiaries of $63.

(c) LQA results are for the quarter ended March 31, 2000.

(d) Based on Wall Street research estimates and reviewed by Vail management.

2
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

                                                               PROJECT NORTHFACE

Vail Price Performance

DAILY DATA: MAY/05/1999 THROUGH MAY/05/2000

[LINE CHART APPEARS HERE]

                   Summary Statistics
          High     Low    Average    Latest
Vail      80.00   23.69    41.70      35.94


Source: Salomon Smith Barney sb274673.wmf

(a)   06/17/99   Vail and AOL UK announces an exclusive marketing
agreement for Web-hosting, e-commerce and domain name registration services.
(b)   07/13/99   Vail announces the acquisition of digitalNATION for $100 mm in cash.
(c)   07/15/99   Vail announces the completion of a $360 million convertible offering.
(d)   07/22/99   Vail announces 2:1 stock split.
(e)   10/27/99   Vail announces 3rd Quarter results and reaches positive
EBITDA milestone.
(f)    11/04/99   Vail reaches 300,000 web-site benchmark.
(g)    11/16/99   Vail announces $400 million private debt offering.
(h)    12/14/99   Vail, CIBER and Centennial Ventures announce initial
intentions to form an Application Service Provider ("ASP") joint venture.
(i)    01/12/00   Vail launches Enhanced Global Domain Name Registration
Services.
(j)    01/31/00   Vail announces plans to accelerate Web Hosting and co-location physical infrastructure, systems and personnel. Herb Hribar, President and
COO, announces resignation effective Feb 4th.
(k)   03/01/00    Vail announces 4Q99 earnings that are in line with Wall Street estimates. Vail, CIBER and Centennial Ventures sign definitive agreements to form a new ASP joint venture, Agilera.Com.
(l)   03/20/00    Vail asks its shareholders to increase its authorized common shares to 750 million from 125 million and to increase authorized preferred to 20 million from 12.5 million.
(m)   04/26/00    Vail and Gateway form strategic alliance to provide
comprehensive Internet services for small and medium-sized business.
Vail announces growth rate accelerates in first quarter.

3
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

                                                               PROJECT NORTHFACE

                                              Current Price    Offer Price
                                              Per Share (a):    Per Share:
                                                 $35.94           $60.00

              Public Market Valuation

                Discounted Cash Flow                 $40      $51
                   Valuation (b)
                                                     $53      $73
                   Premiums-Based
              Private Market Valuation               $50      $56
             (Sector Transactions) (c)
                                                     $49      $52
                   Premiums-Based
              Private Market Valuation               $43      $46
               (All Transactions) (d)

                  Multiples-Based
           Private Market Valuation (c)

                        $0    $10   $20   $30   $40   $50   $60  $70  $80    $90

         . 52 Week Trading Range

(a)  Closing share price as of 5/5/00.
(b)  Based on Wall Street research estimates and reviewed by Vail management.
(c) Private market valuation multiples and premiums are based on NEXTLINK's acquisition of Concentric and McLeodUSA's acquisition of Splitrock.
(d) Based on a sample of 1,722 transactions over the last 3 years as measured by Mergerstat (12/31/99).


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

                                                               PROJECT NORTHFACE

6.75% Series A Convertible Preferred Stock


                                                                     Common Public Market Valuation Range
                                                         Market      ------------------------------------
                                                        05/05/00              Low              High
Common Stock Price                                       $35.94              $40.40            $51.38

Common Stock Conversion Rate                             1.0356              1.0356            1.0356
  Offer Price Parity Value                               $62.14              $62.14            $62.14

Convertible Preferred Theoretical Valuation (a)          $46.86              $50.27            $58.91
Convertible Preferred Market Valuation                    45.79               49.11             57.56
  Market Discount to Theoretical Valuation                  2.3%                2.3%              2.3%

Parity Value Premium to Implied Market Valuation           35.7%               26.5%              8.0%
---------------------------------------------------------------------------------------------------------

------------------
(a) Valuation assumes 30-Year Treasury of 6.19%, credit spread of 7.27% and volatility of 50%.

5
                                                     [SALOMON SMITH BARNEY LOGO]
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

                                                               PROJECT NORTHFACE


2  OVERVIEW OF VAIL



                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE


A.    Summary of Vail Market Information



                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                            PROJECT NORTHFACE

Vail Relative Price Performance

DAILY DATA: MAY/05/1999 THROUGH MAY/05/2000

[LINE CHART APPEARS HERE]

                                                Summary Statistics:
                                         High       Low     Average   Latest
       Vail                              238%       70%      124%      106%
       Web Hosting Comparables           746%       83%      297%      369%
       Access Comparables                229%       99%      169%      139%
       NASDAQ Composite Index            199%       93%      132%      150%

  Source: Salomon Smith Barney sb274670.wmf

Web Hosting Comparables: DRTN, DIGX, EXDS, NAVI

Access Comparables: ATHY, ENT, IIJI, PSIX, VNWI


6
                                                     [SALOMON SMITH BARNEY LOGO]
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


                                                             PROJECT NORTHFACE
Selected Analyst Commentary--Vail


Analyst             Date     Price at Report Date     Rating   Comment
Salomon Smith     04/27/00           $26.44            BUY     "Vail has continued to demonstrate its successful shift towards its
Barney                                                          enhanced services business. The company has also successfully
Jack Grubman /                                                  partnered with major software and hardware vendors to deliver the
Stephen Mahedy                                                  best-of-breed, bundled Web hosting and managed services to its small-to-medium sized business customers. We are reiterating our
                                                                1S (Buy, Speculative Risk) rating on shares of Vail."

-----------------------------------------------------------------------------------------------------------------------------------
PaineWebber       05/03/00           $29.00       ATTRACTIVE   "The shares are off significantly from their highs based on the
John Hodulik                                                   company's deceleration of revenue in the previous three quarters.
                                                               We believe the first quarter is a sign of things to come and expect continue acceleration in the second and third quarter. Its enhanced business lines are strong and product lines and distribution continue to improve. We maintain an attractive rating and a
                                                               12-month price target of $75 per share based on our DCF analysis."

-----------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers   05/01/00           $29.00            BUY     "The company reported in-line 1Q00 results demonstrating revenue
Bill Garrahan                                                  acceleration and continued growth in web hosting and enhanced services in the revenue mix. We continue to believe that Vail is well positioned to attack the Small/Med. Bus. Mkt with a bundled offering of hosting, E-Commerce, outsourced applications, and broadband access. We reiterate our Buy rating on Vail. Vail is trading at 4.5x '01 revenue which is less than 10% of our expected revenue CAGR for '01-'04 of 48%. This is at the low end of historic multiples."

-----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse     04/28/00           $29.00            BUY     "We believe that Vail has the right strategy needed to sustain a
First Boston                                                   strong competitive position in the SME web hosting industry. Through
Tim Newington                                                  the offering of high margin value-added services, the company can better service its customers' complex and sophisticated service requirements, as they become more involved in the e-commerce industry. Enhanced services will also allow Vail to increase the potential revenue generated from each customer and strengthen its ability to attract new customers and retain existing customers.
                                                               We believe the company has all the pieces in place to achieve our revenue growth expectations of 58% for this year. We maintain our Buy recommendation on the stock."

-----------------------------------------------------------------------------------------------------------------------------------

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

                                                               PROJECT NORTHFACE

Selected Analyst Commentary--Vail (continued)


Analyst              Date    Price at Report Date   Rating     Comment
DLJ                04/28/00        $29.00             BUY      "The Gateway relationship brings yet another powerful distribution
Harry E. Blount           0                                    channel to Vail. Under their agreement, Gateway will, over the course of the next two months, begin to offer a wide-range of Vail services including web hosting, domain name registration services,
                                                               DSL, and dedicated and dial-up Internet access. Overall, we are pleased with the re-acceleration in the hosting and enhanced services businesses. We believe this will be one of the most critical variables for Vail to achieve an improved valuation. We continue to rate Vail a Buy with a price target of $80."

-----------------------------------------------------------------------------------------------------------------------------------
Deutsche Banc     04/28/00         $29.00         STRONG BUY   "Despite its attractiveness, Vail shares trade at a 70%-plus
Alex. Brown              0                                     discount to other Web-hosting plays in it peer group. We believe
Michael G. Bowen                                               this is from the residual perception of the company as an ISP roll-up. We are reiterating our Strong Buy rating on the shares and 4Q00 price target of $90 (enterprise value of 21.6x our 2000 revenue estimate and 13.0x our 2001 revenue estimate)."

-----------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley    04/28/00         $29.00         OUTPERFORM   "Despite the space constraints at this early stage, co-location
Jeffrey Camp             0                                     revenues increased by 19% over the prior quarter.  By product type, shared hosting revenues increased by 10% and dedicated expanded by
                                                               50%. Vail is reportedly considering accelerating the offering of higher-margin enhanced services in their new co-location
                                                               datacenters during 2000 versus their current plan of 2001. We believe Vail is on track to produce accelerating revenues over the course of 2000 and are maintaining our forecasts, Outperform rating and $66 price target based upon a 10-year discounted cash flow analysis."

-----------------------------------------------------------------------------------------------------------------------------------
CIBC World        04/27/00         $28.56            BUY       "Its solid 1Q00 results reinforce our thesis that, as we move to
Markets                  0                                     network-centric computing, Vail should emerge as a leading
Stephen J.                                                     Internet/computing services supplier for small businesses because
Murphy                                                         of its wide sales channels, network and services infrastructure and strong management team. We are setting a new price target of $60 which is 8x our 2001E revenue, on par where Vail has frequently traded in the past."

-----------------------------------------------------------------------------------------------------------------------------------

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

                                                               PROJECT NORTHFACE

B.  Summary Valuation Analysis of Vail


                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE

                                            Current Price    Offer Price
                                            Per Share (a):    Per Share:
                                               $35.94          $60.00
             Public Market Valuation                $40      $51

               Discounted Cash Flow
                  Valuation (b)                     $53      $73

                  Premiums-Based
             Private Market Valuation
            (Sector Transactions) (c)               $50      $56

                  Premiums-Based
             Private Market Valuation
              (All Transactions) (d)                $49      $52

                 Multiples-Based
          Private Market Valuation (c)              $43      $46

     52 Week Trading Range

(a)  Closing share price as of 5/5/00.
(b)  Based on Wall Street research estimates and reviewed by Vail management.
(c) Private market valuation multiples and premiums are based on NEXTLINK's acquisition of Concentric and McLeodUSA's acquisition of Splitrock.
(d) Based on a sample of 1,722 transactions over the last 3 years as measured by Mergerstat (12/31/99).

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                                                     ---------------------------

                                                               PROJECT NORTHFACE

Summary of Projections for Vail

(Dollars in Millions)

                           [BAR CHART APPEARS HERE]

REVENUES                               EBITDA
1999           $  258                  1999           $   (9)
2000E          $  415                  2000E          $    6
2001E          $  706                  2001E          $   72
2002E          $1,094                  2002E          $  155
2003E          $1,634                  2003E          $  277
2004E          $2,345                  2004E          $  457
2005E          $3,233                  2005E          $  705
2006E          $4,272                  2006E          $1,019
2007E          $5,402                  2007E          $1,392
2008E          $6,521                  2008E          $1,811
2009E          $7,499                  2009E          $2,236

------------------
Source: Based on Wall Street research estimates and reviewed by Vail management.

10
                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE

Summary of Projections for Vail


(Dollars in Millions)
                                                               Fiscal Year Ending December 31,
                               -------------------------------------------------------------------------------------------------
                                2000        2001      2002      2003      2004      2005      2006      2007      2008      2009
                               -------------------------------------------------------------------------------------------------
Operating Revenues
   Dedicated                   $ 143    $    188    $  269    $  384    $  534    $  721    $  945    $1,199    $1,457    $1,693
   Dial-up                        21          30        32        34        35        35        34        32        28        23
   Enhanced Services/Other       252         487       794     1,216     1,776     2,477     3,293     4,171     5,035     5,782
                               -------------------------------------------------------------------------------------------------
Total Revenues                 $ 415    $    706    $1,094    $1,634    $2,345    $3,233    $4,272    $5,402    $6,521    $7,499
Gross Profit                     297         519       819     1,226     1,759     2,416     3,168     3,969     4,752     5,423
EBITDA                             6          72       155       277       457       705     1,019     1,392     1,811     2,236
EBIT                            (199)       (210)     (170)       28       226       447       735     1,161     1,555     1,957
Capital Expenditures             350         110       135       160       185       210       235       260       285       310

Operating Statistics
--------------------------------------------------------------------------------------------------------------------------------
Total Revenue Growth            60.8%       70.0%     55.0%     49.3%     43.6%     37.9%     32.1%     26.4%     20.7%     15.0%
Gross Profit Growth             65.8        75.0      57.7      49.7      43.5      37.3      31.2      25.3      19.7      14.1
EBITDA Growth                     --     1,055.1     113.6      79.2      65.1      54.2      44.5      36.7      30.O      23.5
EBIT Growth                       --          --        --        --     697.3      97.7      64.2      58.1      33.9      25.8
--------------------------------------------------------------------------------------------------------------------------------
Gross Margin                    71.5%       73.6%     74.8%     75.1%     75.0%     74.7%     74.2%     73.5%     72.9%     72.3%
EBITDA Margin                    1.5        10.2      14.1      16.9      19.5      21.8      23.8      25.8      27.8      29.8
EBIT Margin                    (47.8)      (29.7)    (15.5)      1.7       9.6      13.8      17.2      21.5      23.8      26.1
--------------------------------------------------------------------------------------------------------------------------------

(Dollars in Millions)
                                        CAGR
---------------------------------------------------
                                 '00-05      '00-09
---------------------------------------------------
Operating Revenues
   Dedicated                      38.2%       31.6%
   Dial-up                        11.5         1.5
   Enhanced Services/Other        58.0        41.7
---------------------------------------------------
Total Revenues                    50.8        37.9
Gross Profit                      52.1        38.1
EBITDA                           157.2        92.1
EBIT                                --          --
Capital Expenditures              (9.7)       (1.3)

Operating Statistics
---------------------------------------------------
Total Revenue Growth
Gross Profit Growth
EBITDA Growth
EBIT Growth
---------------------------------------------------
Gross Margin
EBITDA Margin
EBIT Margin
---------------------------------------------------


---------------------------------
Note: Based on Wall Street research estimates and reviewed by Vail management.


11
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                                                     ---------------------------

                                                               PROJECT NORTHFACE

Vail Sum of Parts Valuation



     (Dollars in Millions, except per share data)

     SUM OF THE PARTS
                                                      Firm Value/             Vail                Implied Firm Value
                                                   ------------------                           ----------------------
                                                        Revenue            Revenue(a)              Low            High
     -----------------------------------------------------------------------------------------------------------------
     Vail Connectivity (b)
        2000 Revenue                               5.0X   -      6.Ox          $163.6           $  818   -        $982
        2001 Revenue                               3.Ox   -      4.Ox           218.6              656   -         874
     -----------------------------------------------------------------------------------------------------------------
                                        Mean                                                    $  737   -        $928
     -----------------------------------------------------------------------------------------------------------------
     Vail Web Hosting (c)
        Growth Adjusted 2000 Revenue (d)          20.8x   -     26.8x          $213.7           $4,448   -      $5,719
        Growth Adjusted 2001 Revenue (d)           9.2x   -     11.9X           436.6            4,032   -       5,184
     -----------------------------------------------------------------------------------------------------------------
                                        Mean                                                    $4,240   -      $5,452
     -----------------------------------------------------------------------------------------------------------------
     Vail Other
        Other 2000 Revenue (e)                     l.0X   -      1.0X           $38.0           $   38   -      $   38
        Other 2001 Revenue (e)                     l.0X   -      l.0X            50.7               51   -          51
     -----------------------------------------------------------------------------------------------------------------
                                        Mean                                                    $   44   -      $   44
     -----------------------------------------------------------------------------------------------------------------
                                        Firm Value                                              $5,022   -      $6,424
                                          Less: Net Debt and Option Proceeds                      (135)  -        (135)
     -----------------------------------------------------------------------------------------------------------------
     Equity Value                                                                               $5,157   -      $6,559
        Shares Outstanding                                                                       108.5           108.5
                                                                                                ----------------------
        Implied Public Market Equity Value per Share Before Holding Company Discount            $47.52   -      $60.45
        Holding Company Discount                                                                  15.0%  -        15.0%
     -----------------------------------------------------------------------------------------------------------------
     Implied Public Market Equity Value per Share                                               $40.40   -      $51.38
     -----------------------------------------------------------------------------------------------------------------

     (a) Based on Wall Street research estimates and reviewed by Vail management.
     (b) Vail Connectivity multiples based on a range of firm value/2000E and 2001E revenue multiples within the peer group.
     (c) Vail Web Hosting revenues include shared web hosting, dedicated web hosting and collocation revenues.
     (d) Vail Web Hosting multiples based on a 10-30% discount to Digex's'growth adjusted revenue multiples.
     (e) Includes equipment, circuits and other revenue.

                                                     [SALOMON SMITH BARNEY LOGO]

                                                               PROJECT NORTHFACE

Vail Sum of Parts Valuation - Web Hosting

(Dollars in Millions, except per share data)

DIGEX REVENUE PROJECTIONS (a)                              DIGEX GROWTH ADJUSTED MULTIPLES
-------------------------------------------------          ----------------------------------------------------------------
  2000E Revenues                            $ 150            Firm Value                                              $5,115
  2001E Revenues                              285            Firm Value / 200OF Revenue                               34.1x
  2003E Revenues                              941            Firm Value / 2001E Revenue                                17.9
  2000E - 2003E CAGR                         84.5%           (Firm Value / 2000E Revenue) / ('OOE-'03E CAGR)           40.4
  2001E - 2003E CAGR                         81.7%           (Firm Value / 2001E Revenue) / ('01E-'03E CAGR)           22.0
-------------------------------------------------          ----------------------------------------------------------------


                                                           Selected Growth Adjusted Multiple Range
                                                           ---------------------------------------
VALUATION OF VAIL WEB HOSTING                                  Low (b)                High (b)
--------------------------------------------------------------------------------------------------
(Firm Value/ Revenue)/ Revenue CAGR
  2000E - 2003E                                                  28.3x                   36.3x
  2001E - 2003E                                                  15.4                    19.8
--------------------------------------------------------------------------------------------------
Vail Web Hosting Revenue CAGRs
  2000E - 2003E (a)                                              73.7%                   73.7%
  2001E - 2003E (a)                                              60.1%                   60.1%

Vail Web Hosting Revenue
  2000E Revenue                                                $  214                  $  214
  2001E Revenue                                                   437                     437
  2003E Revenue                                                 1,119                   1,119
--------------------------------------------------------------------------------------------------
Implied Value of Vail Web Hosting
  Based on 2000E - 2003E Revenue CAGR                          $4,448                  $5,719
  Based on 2001E - 2003E Revenue CAGR                           4,032                   5,184
--------------------------------------------------------------------------------------------------
Selected Value Range                                           $4,240                  $5,452
--------------------------------------------------------------------------------------------------

      (a) Digex statistics based on Wall Street research estimates. Vail statistics based
          Wall Street estimates and reviewed by Vail management.

      (b) Based on a 10% (high) to 30% (low) discount of Digex's' growth adjusted revenue multiple.


13

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

                                                               PROJECT NORTHFACE

Vail Discounted Cash Flow Analysis Assumptions

       .  Vail projections are based on Wall Street research and reviewed by Vail management

       .  Weighted average cost of capital range of 15.5% - 17.5%

       .  Terminal EBITDA multiple range of 10x - 12x terminal 2009 EBITDA of $2,236 million

       .  Tax rate of 38%

       .  Net operating losses of $263 million as of December 31st, 1999

       .  Capitalization is based on March 31st, 2000, balance sheet information.  Shares Outstanding information is based on May 5, 2000, data:


               SHARES OUTSTANDING (IN MILLIONS)                                  3/31/00
                                                                        --------------------
                 Common Shares Outstanding:                                         82.5
                 Shares Underlying Convertible Preferred:                            7.5
                 Option/Warrant Shares Outstanding:                                 18.5
                                                                        --------------------
                        Total Shares Outstanding:                                  108.5
              ------------------------------------------------------------------------------

               NET DEBT OUTSTANDING (IN MILLIONS)
                 Total Debt:                                                    $  1,104
                 Cash and Cash Equivalents:                                         (849)
                 Investments in Unconsolidated Subsidiaries:                         (63)
                 Option Proceeds:                                                   (326)
                                                                        --------------------
                        Total Net Debt                                          $   (135)
                                                                        --------------------




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

                                                               PROJECT NORTHFACE

Vail Discounted Cash Flow Analysis

(Dollars in Millions, except per share data)

(Dollars in Millions, except per share data)

                             Terminal Year 2009 EBITDA Multiple Range
                 ------------------------------------------------------------------
                        10.0x        10.5x       ll.0x        11.5x         12.0x
                 ------------------------------------------------------------------

                                       Terminal Year 2009 Value
                 ------------------------------------------------------------------
                      $22,357       $23,475      $24,593     $25,711       $26,829
                 ------------------------------------------------------------------

WACC                                  Firm Value as of 4/30/00
-----------------------------------------------------------------------------------
     15.5%          $6,659      $6,937      $7,214       $7,492      $7,770

     16.0%           6,392       6,658       6,925        7,191       7,457

     16.5%           6,137       6,392       6,647        6,903       7,158

     17.0%           5,892       6,137       6,382        6,627       6,872

     17.5%           5,658       5,893       6,128        6,363       6,599
-----------------------------------------------------------------------------------

WACC                       Implied Perpetuity Growth Rate
-----------------------------------------------------------------------------------
     15.5%             9.6%        9.8%       10.1%        10.3%       10.5%

     16.0%            10.0        10.3        10.6         10.8        11.0

     16.5%            10.5        10.8        11.0         11.3        11.5

     17.0%            11.0        11.3        11.5         11.7        12.0

     17.5%            11.5        11.7        12.0         12.2        12.4
-----------------------------------------------------------------------------------

                             Terminal Year 2009 EBITDA Multiple Range
                 ------------------------------------------------------------------
                        10.0x        10.5x       ll.0x        11.5x         12.0x
                 ------------------------------------------------------------------

                                       Terminal Year 2009 Value
                 ------------------------------------------------------------------
                      $22,357       $23,475      $24,593     $25,711       $26,829
                 ------------------------------------------------------------------

WACC                     Equity Value as of 4/30/00 (a)
-----------------------------------------------------------------------------------
     15.5%        $6,794        $7,072       $7,349       $7,627       $7,905

     16.0%         6,527         6,793        7,060        7,326        7,592

     16.5%         6,272         6,527        6,782        7,038        7,293

     17.0%         6,027         6,272        6,517        6,762        7,007

     17.5%         5,793         6,028        6,263        6,498        6,733
-----------------------------------------------------------------------------------

WACC                       Equity Value per Share as of 4/30/00 (b)
-----------------------------------------------------------------------------------
     15.5%        $62.62        $65.18       $67.73       $70.29       $72.85

     16.0%         60.16         62.61        65.06        67.52        69.97

     16.5%         57.80         60.15        62.51        64.86        67.21

     17.0%         55.55         57.80        60.06        62.32        64.58

     17.5%         53.39         55.56        57.72        59.89        62.06
-----------------------------------------------------------------------------------

(a) Equity value is equal to firm value less net debt and option proceeds of $(135) million.
(b) Assumes fully diluted shares outstanding of 108.5 million.

15                                                   [SALOMON SMITH BARNEY LOGO]

                                                               PROJECT NORTHFACE

Wall Street Research Valuation Methodology Comparison

-------------------------------------------------------------------------------
                                                          DCF
                                       ----------------------------------------
                                          WACC     Terminal Multiple    Years
Vail
Salomon Smith Barney (3/16/00)            15.0%           14.9x           10
Morgan Stanley Dean Witter (3/16/00)      13.7%           12.6            10
Wasserstein Perella (3/2/00)              15.0%            9.0            10
Thomas Weisel Partners LLC (2/l/00)       14.0%           12.0            10
DLJ (1/11/00)                             16.0%           10.0            10
Baird (12/22/99)                          16.0%           11.0             7
-------------------------------------------------------------------------------

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

                                                               PROJECT NORTHFACE

Vail Premiums-Based Private Market Valuation


(Dollars in Millions, except per share data)

PREMIUMS-BASED PRIVATE MARKET VALUATION (SECTOR TRANSACTIONS)
-------------------------------------------------------------------------------------------------------------------------
                                                                 Premium (a)                           Implied Firm Value
                                            Viper            -----------------                        -------------------
Trailing Average Share Price              Statistic           Low         High                          Low         High
                                          ---------          -----------------                        -------------------
  Midpoint Public Market Valuation         $45.89            33.8%        50.0%                       $6,527       $7,334
   1 Day                                    35.94            33.8         50.0                         5,082        5,714
   5 Day Average                            34.66            33.8         50.0                         4,897        5,507
  20 Day Average                            31.83            33.8         50.0                         4,486        5,046
                                                                                                      -------------------
                                                             Implied Firm Value                       $5,248       $5,900
                                                               Less: Net Debt and Option Proceeds       (135)        (135)
                                                                                                      -------------------
                                                             Equity Value                             $5,383       $6,035
                                                               Shares Outstanding                      108.5        108.5
                                                                                                      -------------------
                                                             Price Per Share                          $49.61       $55.62
-------------------------------------------------------------------------------------------------------------------------

PREMIUMS-BASED PRIVATE MARKET VALUATION (ALL TRANSACTIONS)
-------------------------------------------------------------------------------------------------------------------------
                                                                   Premium                             Implied Firm Value
                                            Viper           ---------------------                     -------------------
Trailing Average Share Price              Statistic         Low (b)      High (b)                       Low         High
                                          ---------         ---------------------                     -------------------
  Midpoint Public Market Valuation         $45.89            31.3%        40.4%                       $6,403       $6,856

   1 Day                                    35.94            31.3         40.4                         4,985        5,340
   5 Day Average                            34.66            31.3         40.4                         4,803        5,145
  20 Day Average                            31.83            31.3         40.4                         4,400        4,714
                                                                                                      -------------------
                                                             Implied Firm Value                       $5,148       $5,514
                                                               Less: Net Debt and Option Proceeds       (135)        (135)
                                                                                                      -------------------
                                                             Equity Value                             $5,283       $5,649
                                                               Shares Outstanding                      108.5        108.5
                                                                                                      -------------------
                                                             Price Per Share                          $48.69       $52.06
-------------------------------------------------------------------------------------------------------------------------

(a) Premiums based on NEXTLINK's acquisition of Concentric and McLeodUSA's acquisition of Splitrock.
(b) Based on mean and median premiums of 1,722 transactions over the last 3 years as measured by Mergerstat.


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

                                                            PROJECT NORTHFACE

Vail Multiples-Based Private Market Valuation

     (Dollars in Millions, except per share data)

      MULTIPLES-BASED PRIVATE MARKET VALUATION

----------------------------------------------------------------------------------------------------------------
                                                              Multiple (a)                  Implied Firm Value
                                           Vail         ------------------------         -----------------------
Revenue                                 Statistic          Low           High                Low        High
                                      -------------     ------------------------         -----------------------
 LTM                                      258.3           19.0X          20.6x              $4,908     $5,322
 LQA                                      324.4           14.6           15.2                4,736      4,931
 Forward Twelve Months                    415.3            9.6           10.2                3,987      4,236
                                                                                         -----------------------
                                                   Implied Firm Value                       $4,544     $4,829
                                                     Less: Net Debt and Option Proceeds       (135)      (135)
                                                                                         -----------------------
                                                   Equity Value                             $4,679     $4,964
                                                     Shares Outstanding                      108.5      108.5
                                                                                         -----------------------
                                                   Price Per Share                          $43.12     $45.75
----------------------------------------------------------------------------------------------------------------

(a) Firm Value / Revenue multiples based on NEXTLINK's acquisition of Concentric and McLeodUSA's acquisition of Splitrock.


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

                                                               PROJECT NORTHFACE

     APPENDIX


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                                                     ---------------------------

                                                               PROJECT NORTHFACE



A.  Weighted Average Cost of Capital



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                                                     ---------------------------

                                                               PROJECT NORTHFACE

Weighted Average Cost of Capital for Vail

=======================================================================
                                                   Low           High
                                                  ---------------------
Cost of Equity
-----------------------------------------------------------------------
U.S. Risk Free Rate (10 Year U.S. Treasury)        6.51%          6.51%

Equity Market Risk Premium (b)                     5.50%          7.50%
Median Industry Equity Beta (c)                    2.02           2.02
-----------------------------------------------------------------------
Adjusted Equity Market Risk Premium               11.09%         15.13%

Cost of Equity                                    17.60%         21.63%

Cost of Debt
-----------------------------------------------------------------------
U.S. Risk Free Rate (10 Year U.S. Treasury) (a)    6.51%          6.51%
Credit Spread                                      5.49%          5.49%
-----------------------------------------------------------------------
Cost of Debt (Pretax)                             12.00%         12.00%

Effective Marginal Tax Rate                       38.00%         38.00%
-----------------------------------------------------------------------
Cost of Debt (Aftertax)                            7.44%          7.44%

Debt/Capitalization (Target)                      30.00%         20.00%

WACC                                              14.55%         18.80%
-----------------------------------------------------------------------

========================================================

Comparable Companies                     Equity Beta (d)
--------------------------------------------------------
AppliedTheory Corp. (ATHY)                    1.85
Data Return Corp (DRTN)                       1.08
Digex Inc (DIGX)                              2.08
Equant N V (ENT)                              0.75
Exodus Communications Inc (EXDS)              2.09
Internet Initiative Japan Inc (IIJI)          1.96
Navisite Inc (NAVI)                           2.11
PSInet Inc (PSIX)                             2.08

--------------------------------------------------------
Median Industry Equity Beta                   2.02
--------------------------------------------------------

----------------
Source: Salomon Smith Barney Financial Strategies Group.
(a) As of May 5, 2000.
(b) Equity market risk premium of 5.5% - 7.5%.
(c) Median equity beta for the Access and Web Hosting Industry.
(d) Source: Barra, March 31, 2000.

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

                                                               PROJECT NORTHFACE




B.  Precedent Transactions and Premiums Analysis





                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE


Precedent Transactions

(Dollars in Millions)

                                                                           Firm Value/Revenues            Premium to Prior
  Date                                                      Value of   -----------------------------   ------------------------
Announced   Target Name               Acquiror Name      Transaction    LTM      LQA     Fwd 12-Mos   1 Day   1 Week   1 Month
===============================================================================================================================
02/22/00    IXnet                     Global Crossing         $3,606    49.Ox    39.Ox      32.3x      18.1%   22.8%     34.7%
01/10/00    Concentric Network        NEXTLINK                 2,793    19.0     15.2       10.2       50.0    46.0      82.7
01/07/00    Splitrock Services        McLeodUSA                1,849    20.6     14.6        9.6       33.8    53.0      34.2
06/23/99    AboveNet Communications   Metromedia Fiber         1,683   174.2    109.3       35.9       35.9    66.5      47.7
07/16/98    InternetMCI               Cable & Wireless         1,750     5.8      4.7        3.8         NA      NA       NA

                                                         ======================================================================
                                                         Median         20.6x    15.2x      10.2x      34.9%   49.5%     41.2%
                                                         Mean           53.7     36.6       18.4       34.5    47.1      49.8
                                                         ======================================================================

20
                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------

                                                               PROJECT NORTHFACE

Historical M&A Premiums




-----------------------------------------------------------------
                                Premium Offered
                             ----------------------   Number of
 Year                          Average    Median        Deals
-----------------------------------------------------------------
 1999                           43.3%      34.6%         723
 1998                           40.7       30.1          512
 1997                           35.7       27.5          487
 1996                           36.6       27.3          381
 1995                           44.7       29.2          324


 3 Years ('97-'99)              40.4       31.3        1,722
 5 Years ('95-'99)              40.4       30.4        2,427
-----------------------------------------------------------------


--------------
Source:   Mergerstat (12/31/99).
Note: Premium calculations based on the target's closing market price five trading days prior to announcement. Three- and five-year data calculated based on yearly data weighted by the number of deals in each respective year.

21
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                                                     ---------------------------

                                                               PROJECT NORTHFACE

C.  Vail Comparable Company Analysis




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                                                     ---------------------------

                                                               PROJECT NORTHFACE

Web Hosting and Business Access Comparables

                                                  52 Week                                       Firm Value (b) /Revenues
($ in Millions, Except Stock        Stock     ---------------   Equity        Firm       ---------------------------------------
 Price & FV/ Subs)                Price (a)      Lo      Hi      Value      Value (b)      LQA      1999      2000E      2001E
--------------------------------------------------------------------------------------------------------------------------------
 Web Hosting

 Data Return (DRTN)                $29.25     $15.06  $ 89.63   $ 1,208      $ 1,122       82.2x   165.Ox      40.6x      15.3x
 Digex Inc. (DIGX)                  77.38      15.50   171.50     5,440        5,115       45.7     85.6       34.1       17.9
 Exodus Communications (EXDS)       85.75      17.55   173.31    22,216       22,049       41.1     91.1       28.1       13.7
 Navisite (NAVI)                    41.00      17.31   159.16     2,471        2,433       66.3    125.5       36.2       15.2
--------------------------------------------------------------------------------------------------------------------------------
 Median                                --         --       --        --           --       56.Ox    108.3      35.1x      15.3x
 Mean                                  --         --       --        --           --       58.8     116.8      34.7       15.5
--------------------------------------------------------------------------------------------------------------------------------
Business Access
 AppliedTheory Corp. (ATHY)        $11.81     $ 8.75  $ 35.88   $   304      $   260        4.1 x     7.5x      4.7x       2.4x
 EQUANT N.V. (ENT)                  80.25      70.00   126.56    16,222       16,055       12.3      15.3      10.6        7.9
 Internet Initiative Japan (IIJI)   59.94      28.50   129.13     2,695        2,624       11.9      12.2      11.3        9.2
 PSINet Inc. (PSIX)                 22.50      16.00    59.81     3,919        5,839        7.9      10.5       5.3        3.3
 VIA NET.WORKS (VNWI)               21.00      13.75    71.75     1,188          888       11.1      22.6       9.7        5.5
--------------------------------------------------------------------------------------------------------------------------------
 Median                                --         --       --        --           --       11.1x     12.2x      9.7x       5.5x
 Mean                                  --         --       --        --           --        9.4      13.6       8.3        5.7
--------------------------------------------------------------------------------------------------------------------------------

 VAIL                              $35.94     $23.69   $80.00    $3,305       $3,856       11.9X     14.9x      9.3x       5.5x

--------------------------------------------------------------------------------------------------------------------------------


 Note: Operating Estimates from Wall Street Research.
 (a)  Stock Price as of May 5, 2000.
 (b) Firm Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash.

22
                                                     [SALOMON SMITH BARNEY LOGO]
                                                     ---------------------------